Exhibit 99.1
Array Technologies Releases 2021 Environmental, Social and Governance Report

•Achieved 13% Reduction in Water Usage and 12% Increase in Volume of Recycled Aluminum
•Targets Environmental and Diversity Goals for 2025
•Moves Toward Alignment with the Global Frameworks for Enhanced Transparency

ALBUQUERQUE, N.M., June 22 2022 ¬– Array Technologies (NASDQ: ARRY) (“Array” or “the Company”) has released its 2021 Environmental, Social and Governance (ESG) report that provides the renewable energy company’s mid-term ESG goals and its advances in reducing its environmental footprint.

“Sustainability is the foundation of our business, motivating us to create products that improve the efficiency of solar photovoltaic arrays and helping to enable the critical transition to a low-carbon renewable energy future. In parallel with our environmental actions, Array’s governance recognizes the tantamount importance of advancing social actions for our workforce and the world at large ,” said Array Technologies chief commercial officer Erica Brinker. “With our 2021 ESG report, we are providing more rigor and transparency by progressing toward widely recognized global ESG benchmarking frameworks.”

The 2021 report also references the Sustainability Accounting Standards Board (SASB), the Global Reporting Initiative (GRI) and the Taskforce of Climate-Related Financial Disclosures (TCFD) frameworks to further our engagement with stakeholders across the ESG spectrum who increasingly seek more standardized reporting. Later this year, Array will also undertake its first materiality assessment to better illustrate its ESG priorities.

Also significant in this year’s report is the establishment of goals to be achieved by year-end 2025:
•Deliver an additional 90,000 MW of solar power
•Reduce direct emissions intensity 30% from baseline year 2021
•Source 50% of our direct energy consumption from renewable energy sources
•Increase total workforce woman representation by 10% from baseline year 2021
•Increase non-executive management racial and ethnic minority representation by 10% from baseline year 2021
•Increase board woman representation 22% from baseline year 2021
This is the second ESG report since Array became a public company in the fourth quarter of 2020. The 2021 ESG report release follows the announcement that Array joined the UN Global Compact, which established the 17 Sustainable Development Goals that focus on water, energy, environment, urbanization, transportation, science and technology, health and education, economic growth, and equality.

Array is a leading global renewable energy company and provider of utility-scale solar tracking technology. Array’s utility-scale solar hardware and software maximize energy production and enable expansion of renewable energy worldwide. In January of 2021, Array Technologies acquired STI Norland, a Pamplona, Spain-based utility-scale solar tracker company.

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About Array Technologies, Inc.
Array Technologies (NASDAQ: ARRY) is a leading global renewable energy company and provider of utility-scale solar tracking technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com and stinorland.com.

Exhibit 99.1

Forward Looking Statements
This press release contains forward looking statements. These statements are not historical facts but rather are based on the Company's current expectations and projections regarding its business, operations and other factors relating thereto. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward looking statements as a result of a number of factors. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact:
Karen Rand
505-314-6901
krand@arraytechinc.com

Investor Relations Contact:
505-437-0010
investors@arraytechinc.com